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                                                                    EXHIBIT 11.1

                    FirstAmerica Automotive, Inc
           Statement of Computation of Per Share Earnings
                 (in thousands, except share data)
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
                                                                            Quarter Ended               Quarter Ended
                                                                            March 31, 1998              March 31, 1997
                                                                            -------------               -------------
Net income per income statement                                                    $735                         $34

Less:
        Redeemable preference dividends                                             (70)                          -
        Redeemable preferred stock liquidation preference accretion                 (20)                          -
        Preferred stock discount amortization                                       (20)                          -
                                                                            -------------               -------------
Net income applicable to common stockholders                                       $625                         $34
                                                                            =============               =============
BASIC

Average common shares outstanding                                            14,224,845                   7,841,092
                                                                            =============               =============
Net income per common share, basic                                                $0.04                       $0.01
                                                                            =============               =============
DILUTED

Average common shares outstanding                                            14,224,845                   7,841,092

Net effect of dilutive stock options                                            227,149                           -
Net effect of warrants                                                          182,769                           -
                                                                            -------------               -------------
Total                                                                        14,634,763                   7,841,092
                                                                            =============               =============
Net income per common share, diluted                                              $0.04                       $0.01
                                                                            =============               =============
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